NEWS RELEASE

Coeur Announces Results of La Preciosa Feasibility Study; Mine Construction Deferred

Chicago, Illinois - July 30, 2014 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) announced results from a feasibility study on the La Preciosa silver-gold project located in Durango state, Mexico and announced the Company’s decision to defer construction activities at this time.
Mitchell J. Krebs, Coeur’s President and Chief Executive Officer, said, “Our team was able to improve the economics of La Preciosa by an estimated $180 million since completing a Preliminary Economic Assessment (“PEA”) in June of last year. However, a 29% decline in silver prices since announcing the acquisition of Orko Silver in February 2013 and higher taxes on precious metals mines in Mexico have led the Company to conclude that now is not the optimal time to proceed with construction of La Preciosa.
“We consider La Preciosa to be one of the best silver projects in North America and I am confident it will become a cornerstone mine for Coeur at some point in the future. The proposed mine would be Coeur’s largest source of silver production and would lower the Company’s overall cost structure. Our decision to not proceed at this time was based on our disciplined capital deployment philosophy and our commitment to retaining a flexible, liquid balance sheet. The feasibility study demonstrates a very attractive project at higher silver and gold prices. Deferring construction enables us to maintain the project’s leverage to better macro conditions and provides time to pursue limited drilling and metallurgical work to further improve the expected project economics.”
Highlights of the Feasibility Study:

•	10% internal rate of return (“IRR”) based on silver and gold prices of $22 and $1,350 per ounce, respectively

•	Declared initial proven and probable mineral reserves of 126 million silver ounces and 209 thousand gold ounces increases Companywide silver and gold reserves by 50% and 10%, respectively

•	Once in production, La Preciosa would be the world’s sixth largest primary silver mine[1] with average annual silver production of over ten million ounces

•	12% decrease in projected initial capital expenditures compared to the PEA to $307 million

•	10% decline in expected costs applicable to sales per silver equivalent ounce[2] versus the PEA to $14.37

•	5% increase in overall silver grade compared to the PEA

•	Feasibility work completed on time and under budget

1.Based on 2013 production published by The Silver Institute.
2.Non-GAAP measure. Silver equivalence assumes 60:1 ratio.

Select 2014 Feasibility Study Metrics versus July 2013 PEA

	2013 PEA	2014 Feasibility
Silver/gold price per ounce	$25/$1,500	$22/$1,350
Initial estimated capital expenditures	$348 million	$307 million
Estimated sustaining capital expenditures	$84 million	$127 million
Strip ratio	10.6:1	15.6:1
Estimated initial mine life	17.0 years	10.5 years
Average daily processing rate	11,000 tons/day	11,000 tons/day
Average silver/gold grade	2.7/0.004 oz/ton	3.4/0.006 oz/ton
Silver/gold recovery rate	86% / 82%	84% / 61%
Average annual silver/gold production	9.1m oz Ag / 15k oz Au	10.3m oz Ag / 12k oz Au
Total silver/gold production	135m oz Ag / 226k oz Ag	107m oz Ag / 128k oz Au
Costs applicable to sales per AgEq ounce[1]	$15.89	$14.37
After-tax IRR	17%	10%
After-tax NPV (5% discount)	$314 million	$94 million
After-tax NPV (10% discount)	$130 million	$(1) million
Note: the scope of the PEA includes inferred mineral resources at La Preciosa whereas the feasibility study does not.

1.	Non-GAAP measure. Silver equivalence assumes 60:1 ratio.

Economic Sensitivity Analysis

Silver	NPV@5%	NPV@10%	IRR%	Payback
Price	($ millions)			(years)
$30	$498	$306	28%	2.4
$28	$398	$230	24%	2.7
$25	$255	$122	18%	3.5
$22	$94	$(1)	10%	6.9
$20	$(9)	$(80)	5%	9.3

Coeur plans to continue limited activity at La Preciosa, including a $1.5 million exploration program with an emphasis on potential high-grade resource conversion, metallurgical optimization testwork, and testwork on a potential heap leach scenario for lower-grade material. This additional optimization work is expected to be completed by in the first half of 2015. The expected annual holding cost of deferring mine construction is less than $2 million.

On July 2, 2014, Coeur acquired a pre-existing 3% NSR on La Preciosa for $12.0 million.
Detailed results of the feasibility study will be included in a Canadian National Instrument 43-101 compliant Technical Report that will be filed on SEDAR within 45 days.
La Preciosa Mineral Reserves and Resources

	Short Tons	Grade (oz/t)		Ounces (000s)
	(000s)	Silver	Gold	Silver	Gold
Proven Reserves	20,244	3.31	0.006	66,920	118
Probable Reserves	20,899	2.85	0.004	59,523	90
Total Proven and Probable Reserves	41,143	3.07	0.005	126,443	209
Measured Resources	7,539	2.45	0.005	18,485	41
Indicated Resources	11,618	2.58	0.005	29,920	54
Total Measured and Indicated Resources	19,157	2.53	0.005	48,405	95
Total Inferred Resources	2,082	2.26	0.004	4,705	8

Mineral reserves and resources effective July 29, 2014 using metal prices of $22 per silver ounce and $1,350 per gold ounce for reserves and $25 per silver ounce and $1,400 per gold ounce for resources. For details on the estimation of mineral resources and reserves for La Preciosa, please refer to the new Technical Report for the La Preciosa feasibility study to be filed within 45 days on www.sedar.com. Mineral resources are in addition to mineral reserves and do not have demonstrated economic viability. Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be considered for estimation of mineral reserves, and there is no certainty that the inferred mineral resources will be realized.
About Coeur
Coeur Mining is the largest U.S.-based primary silver producer and a significant gold producer with four precious metals mines in the Americas employing nearly 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to net smelter royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, and the Zaruma mine in Ecuador. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding projected mine life, economics, costs, capital expenditures, production, processing rates, grade, recovery rates, and additional optimization work. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
W. David Tyler, Coeur's Vice President, Technical Services and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. Mineral resources are in addition to mineral reserves and do not have demonstrated economic viability. Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be considered for estimation of mineral reserves, and there is no certainty that the inferred mineral resources will be realized. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please refer to the relevant NI 43-101-compliant Technical Report on file at www.sedar.com and the new Technical Report for the La Preciosa feasibility study to be filed within 45 days on www.sedar.com.
Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in public disclosures, such as "measured," "indicated," "inferred” and “resources," that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at www.sec.gov.

We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including costs applicable to sales per silver equivalent ounce. We believe that this adjusted measure provides meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe this adjusted financial measure is an important indicator of our recurring operations because it excludes items that may not be indicative of, or are unrelated to our core operating results, and provides a better baseline for analyzing trends in our underlying businesses. We believe costs applicable to sales per silver equivalent ounce is an important measure in assessing the Company's overall financial performance.
All tons are reported in U.S. standard short ton units. Grades reported are troy ounces per short ton.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819
Donna Mirandola, Director, Corporate Communications
(312) 489-5842

www.coeur.com

Proven and Probable Reserves

			GRADE (Oz/Ton)		OUNCES
	LOCATION	SHORT TONS	SILVER	GOLD	SILVER	GOLD
PROVEN RESERVES
Rochester	Nevada, USA	132,188,000	0.53	0.004		551,000
Martha	Argentina	0	0	0	0	0
San Bartolomé	Bolivia	1,206,000	2.87	0	3,456,000	0
Kensington	Alaska, USA	309,000	0	0.269	0	83,000
Endeavor	Australia	2,646,000	2.58	0	6,820,000	0
Palmarejo	Mexico	5,100,000	3.68	0.050	18,762,000	256,000
Joaquin	Argentina	0	0	0	0	0
La Preciosa	Mexico	20,244,000	3.31	0.006	66,920,000	118,000
Total		161,693,000			165,873,000	1,008,000
PROBABLE RESERVES
Rochester	Nevada, USA	55,046,000	0.57	0.002	31,454,000	130,000
Martha	Argentina	0	0	0	0	0
San Bartolomé	Bolivia	39,700,000	2.52	0	100,072,000	0
Kensington	Alaska, USA	5,707,000	0	0.144	0	819,000
Endeavor	Australia	1,433,000	1.41	0	2,026,000	0
Palmarejo	Mexico	6,135,000	3.73	0.051	22,891,000	313,000
Joaquin	Argentina	0	0	0	0	0
La Preciosa	Mexico	20,899,000	2.85	0.004	59,523,000	90,000
Total		128,920,000			215,966,000	1,352,000
PROVEN AND PROBABLE RESERVES
Rochester	Nevada, USA	187,234,000	0.54	0.004	101,369,000	681,000
Martha	Argentina	0	0	0	0	0
San Bartolomé	Bolivia	40,906,000	2.53	0	103,528,000	0
Kensington	Alaska, USA	6,016,000	0	0.163	0	902,000
Endeavor	Australia	4,079,000	2.17	0	8,846,000	0
Palmarejo	Mexico	11,235,000	3.71	0.051	41,653,000	569,000
Joaquin	Argentina	0	0	0	0	0
La Preciosa	Mexico	41,143,000	3.07	0.005	126,443,000	209,000
Total Proven and Probable		290,613,000			381,839,000	2,361,000

Measured and Indicated Resources (Excluding Proven and Probable Reserves)

			GRADE (Oz/Ton)		OUNCES
	LOCATION	SHORT TONS	SILVER	GOLD	SILVER	GOLD
MEASURED RESOURCES
Rochester	Nevada, USA	66,190,000	0.45	0.003	29,860,000	186,000
Martha	Argentina	0	0	0	0	0
San Bartolomé	Bolivia	0	0	0	0	0
Kensington	Alaska, USA	387,000	0	0.238	0	92,000
Endeavor	Australia	6,724,000	2.33	0	15,690,000	0
Palmarejo	Mexico	4,507,000	6.27	0.095	28,238,000	429,000
Joaquin	Argentina	5,865,000	4.62	0.003	27,106,000	19,000
La Preciosa	Mexico	7,539,000	2.45	0.005	18,485,000	41,000
Total		91,212,000			119,379,000	767,000
INDICATED RESOURCES
Rochester	Nevada, USA	75,532,000	0.42	0.004	31,893,000	268,000
Martha	Argentina	57,000	13.60	0.018	775,000	1,000
San Bartolomé	Bolivia	17,015,000	2.17	0	36,869,000	0
Kensington	Alaska, USA	2,299,000	0	0.206	0	474,000
Endeavor	Australia	8,267,000	2.51	0	20,737,000	0
Palmarejo	Mexico	21,795,000	1.33	0.033	28,950,000	711,000
Joaquin	Argentina	11,098,000	3.39	0.004	37,670,000	41,000
Lejano	Argentina	1,233,000	2.42	0.008	2,983,000	10,000
La Preciosa	Mexico	11,618,000	2.58	0.005	29,920,000	54,000
Total		148,914,000			187,797,000	1,559,000
MEASURED AND INDICATED RESOURCES
Rochester	Nevada, USA	141,722,000	0.44	0.003	61,753,000	454,000
Martha	Argentina	57,000	13.60	0.018	775,000	1,000
San Bartolomé	Bolivia	17,015,000	2.17	0	36,869,000	0
Kensington	Alaska, USA	2,686,000	0	0.211	0	566,000
Endeavor	Australia	14,991,000	2.43	0	36,427,000	0
Palmarejo	Mexico	26,302,000	2.17	0.043	57,188,000	1,140,000
Joaquin	Argentina	16,963,000	3.82	0.004	64,776,000	60,000
Lejano	Argentina	1,233,000	2.42	0.008	2,983,000	10,000
La Preciosa	Mexico	19,157,000	2.53	0.005	48,405,000	95,000
Total Measured and Indicated		240,126,000			309,176,000	2,326,000

Inferred Resources

			GRADE (Oz/Ton)		OUNCES
	LOCATION	SHORT TONS	SILVER	GOLD	SILVER	GOLD
INFERRED RESOURCES
Rochester	Nevada, USA	37,365,000	0.62	0.003	23,295,000	101,000
Martha	Argentina	204,000	4.75	0.005	969,000	1,000
San Bartolomé	Bolivia	3,683,000	1.26	0	4,638,000	0
Kensington	Alaska, USA	1,014,000	0	0.259	0	263,000
Endeavor	Australia	1,653,000	2.86	0	4,726,000	0
Palmarejo	Mexico	11,611,000	1.91	0.053	22,188,000	621,000
Joaquin	Argentina	1,022,000	3.02	0.004	3,084,000	4,000
Lejano	Argentina	3,307,000	1.73	0.006	5,713,000	19,000
La Preciosa	Mexico	2,082,000	2.26	0.004	4,705,000	8,000
Total Inferred		61,941,000			69,318,000	1,017,000

Notes to the above mineral reserves and resources:

1.	Effective December 31, 2013 except Endeavor, effective June 30, 2013, and La Preciosa effective July 29, 2014.

2.
Metal prices used for mineral reserves were $25.00 per ounce of silver and $1,450 per ounce of gold, except Endeavor, at $2,300 per metric ton of lead, $2,300 per metric ton of zinc, and $34.00 per ounce of silver, and La Preciosa at $22.00 per ounce of silver and $1,350 per ounce of gold. Metal prices used for mineral resources were $29.00 per ounce of silver and $1,600 per ounce of gold, except for Endeavor, at $2,300 per metric ton of lead, $2,300 per metric ton of zinc and $34.00 per ounce of silver, and La Preciosa at $25.00 per ounce of silver and $1,400 per ounce of gold.

3.	Palmarejo mineral resources (measured, indicated, and inferred) reported above represent the sum of Palmarejo, Guadalupe, and La Patria resources.

4.	Kensington proven and probable reserves adjusted April 2014 to reduce the grade of internal dilution to zero.

5.
Mineral resources are in addition to mineral reserves and do not have demonstrated economic viability. Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be considered for estimation of mineral reserves, and there is no certainty that the inferred mineral resources will be realized.

6.	Rounding of tons and ounces, as required by reporting guidelines, may result in apparent differences between tons, grade, and contained metal content.

7.
For details on the estimation of mineral resources and reserves for each property, please refer to the relevant NI 43-101-compliant Technical Report on file at www.sedar.com and the new Technical Report for the La Preciosa feasibility study to be filed within 45 days on www.sedar.com.

Conversion Table
1 short ton	=	0.907185 metric tons
1 troy ounce	=	31.10348 grams